Exhibit 10.4
Certain confidential portions of this exhibit have been omitted and replaced with “[***].” Such identified information has been excluded from this exhibit because it (i) is not material and (ii) is the type of information that the registrant treats as private or confidential.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
1	11
2. AMENDMENT/MODIFICATION NO. P00012	3. EFFECTIVE DATE See Block 16C	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO.(If applicable)
6. ISSUED BY ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than item 6) US DEPT OF HEALTH & HUMAN SERVICES ASST SEC OF PREPAREDNESS & RESPONSE ACQ MANAGEMENT, CONTRACTS, & GRANTS O'NEILL HOUSE OFFICE BUILDING Washington DC 20515	CODE	ASPR-BARDA02

8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State and Zip Code) MODERNATX, INC. 1492235 Attn: [***] MODERNATX, INC. 200 TECHNOLOGY SQ CAMBRIDGE MA 02139-3578	X	9A. AMENDMENT OF SOLICITATION NO.
9B. DATED (SEE ITEM 11)
X	10A. MOD. OF CONTRACT/ORDER NO. 75A50120C00034
10B. DATED (SEE ITEM 13) 04/03/2020
CODE 1492235	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐
The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer     is extended,    ☐ is not extended.
Offer mist acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:
(a) By completing Items 8 and 15, and returning ___________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted;
or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE
RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION
OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.ACCOUNTING AND APPROPRIATION DATA (If required)
See Schedule

Net Increase:    $308,495,451.00

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X	D. OTHER (Specify type of modification and authority) FAR 43.103(a)
E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Tax ID Number:    27-0226313 DUNS Number:    069723520
The purpose of this "no cost" bilateral modification is to:

The purpose of this modification is to
1)Provide funding in CLIN 0004 to support the additional scope of the Clinical Development Plan for the Adolescent Study P203 (WBS 1.4.2.3), Pediatric Study P204 (WBS 1.4.2.4) and Phase 3 Pivotal Study P301 (WBS 1.4.3.1) and
2)Update Section G.8 Negotiated Indirect Rates and Ceiling.

All other terms and conditions remain unchanged.
Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect .

15A. NAME AND TITLE OF SIGNER (Type or print) [***]		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) [***]
15B. CONTRACTOR/OFFEROR [***] (Signature of person authorized to sign)	15C. DATE SIGNED 3/23/2022	16B. UNITED STATES OF AMERICA [***] (Signature of Contracting Officer)	16C. DATE SIGNED 2022.03.23

STANDARD FORM 30 (REV. 11/2016) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED 75A50120C00034/P00012	PAGE OF
		2	11
NAME OF OFFEROR OR CONTRACTOR
MODERNATX, INC 1492235

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Period of Performance: 04/03/2020 to 08/31/2023
	Add Item 4 as follows:
4	CLIN 0004 - Additional scope for the Adolescent Study P203 (WBS 1.4.2.3), Pediatric Study P204 (WBS 1.4.2.4) and Phase 3 Pivotal Study P301 (WBS 1.4.3.1) Requisition No: OS290293, OS290310				308,495,451.00
	Accounting Info: 2022.199C035.25103 Appr. Yr.: 2022 CAN: 199C035 Obj Funded:$137,493,755.00	ect Cla	ss:	25103
	Accounting Info: 2022.199C092.25103 Appr. Yr.: 2022 CAN: 199C092 Obj Funded: $171,001,696.00	ect Cla	ss:	25103

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

CONTINUATION PAGE
Contract #75A50120C00034		Modification P00012

The purpose of this modification is to:
1)Provide funding to support the additional scope of the Clinical Development Plan for the Adolescent Study P203 (WBS 1.4.2.3), Pediatric Study P204 (WBS 1.4.2.4) and Phase 3 Pivotal Study P301 (WBS 1.4.3.1) and
2)Update Section G.8 Negotiated Indirect Rates and Ceiling.
The chart below shows the budget increase to support the additional scope for the Adolescent Study P203 (WBS 1.4.2.3), Pediatric Study P204 (WBS 1.4.2.4) and Phase 3 Pivotal Study P301 (WBS 1.4.3.1) in the total amount of $[***]. BARDA will fund $308,495,451 and Moderna will contribute $[***].

Contract Modification Scope	Moderna % Share	BARDA % Share	Total	Total Budget Increase	Moderna Amount	BARDA Amount (NTE)
P203 Expansion	[***]%	[***]%	100%	$ [***]	$ [***]	$ -
P204 Expansion	[***]%	[***]%	100%	$ [***]	$ [***]	$ 137,493,755
P301 Boost	[***]%	[***]%	100%	$ [***]	$ [***]	$ 171,001,696
Total				$ [***]	$ [***]	$ 308,495,451

–BARDA’s funding is a Not-To-Exceed (NTE) in the amount of $308,495,451 which is based on funding
•P203 – [***]%; P204 – [***]% and P301 – [***]%

–Moderna’s contributions are solely and specifically for the increase in scope captured in Modification 12. Moderna will contribute $[***] based on the following percents.
•P203 – [***]%; P204 – [***]% and P301 – [***]%

Below is the CLIN Structure as a result of this request (Modification 12). CLIN 0004 will fund BARDA’s portion of the additional scope for the Adolescent Study P203, Pediatric Study P204, and Phase 3 Pivotal Study P301.

CLIN    WBS    Description
0002    Clinical 1.4.2.3    P203 Adolescent Study age 12 years to < 18 years.
0002    Clinical 1.4.2.4    P204 Pediatrics children aged 6 months to < 12 years.
0002    Clinical 1.4.3.1    P301 Phase 3 Pivotal Study
**0004    Revised Scope Mod 12    Moderna/USG Contribution

** CLIN 0004 was set up to fund the additional/revised scope of the Adolescent Study P203, Pediatric Study P204, and Phase 3 Pivotal Study P301. This modification was negotiated such that BARDA’s funding will not exceed $308,495,451. Any costs incurred in excess of the agreed-upon Not-To-Exceed (NTE) amount of $308,495,451 would not be billable under this contract and will be borne by Moderna unless separately agreed by both parties.

Moderna will continue to invoice allowable cost against CLIN 0002 until the funding on CLIN 0002 is fully exhausted. At that time, Moderna will begin allocating costs to CLIN 0004, with BARDA contributions not to exceed $308,495,451.

CLIN 0004 will remain CPFF. Fee will not be applied to the additional scope. CLIN 0004 POP will commence upon the exhaustion of CLIN 0002 funding and end 8/31/2023.

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Contract #75A50120C00034		Modification P00012

The chart below summaries the modifications on this contract. As a result of this modification, the contract value increased from $1,398,105,892 to $1,706,601,343.

DATE	MOD NO.	TYPE/PURPOSE OF MODIFICATION	CONTRACT VALUE CHANGE	CUMULATIVE CONTRACT VALUE
4/16/2020	Basic	Basic Award	$430,298,520	$430,298,520
5/24/2020	P00001	Exercise Option 1 CLIN 0003	$53,000,000	$483,298,520
7/25/2020	P00003	Increased SOW	$471,596,459	$954,894,979
8/31/2020	P00004	Add DPAS Priority Language	$0	$954,894,979
9/14/2020	P00005	Realign SOW in CLIN 0002 $48M	$0	$954,894,979
2/16/2021	P00006	Transfer vials to CDC	$0	$954,894,979
3/12/2021	P00007	P201, P203 & Program Management	$62,705,357	$1,017,600,336
4/18/2021	P00008	P301	$236,364,615	$1,253,964,951
6/15/2021	P00009	P204 & Press Release Update	$144,140,941	$1,398,105,892
9/8/2021	P00010	Rescind DPAS & update Section H.3 Key Personnel	$0	$1,398,105,892
11/5/2021	P00011	52.223-99 Ensuring Adequate COVID-19 & Update FY 21 Indirect Rates	$0	$1,398,105,892
	P00012	P203, P204, P301 & Indirect Rates	$308,495,451	$1,706,601,343

Section G.8 Negotiated Indirect Rates and Ceiling are revised as follows:

(a)Pending the establishment of final indirect cost rates, which shall be determined annually, based on audit of actual costs as provided in Subparts 31.201-6, 42.7 and 52.216-7(d) of the Federal Acquisition Regulation, the Contractor shall be reimbursed for allowable indirect costs at the approved agreed upon provisional billing rates. The Contractor's audited final indirect costs are allowable, to the extent that they do not lead the Contractor to exceed the established total contract cost or the Ceiling Rates established under this contract. If the Contractor’s final indirect cost rates are less than the established ceiling rates, the Contractor shall issue a credit for the difference between the ceiling rates and the lower final rates and update billings within 60 days after settlement of final indirect cost rates. The Contractor is also directed to the requirement to provide the USG with notice, when that actual costs are expected to exceed the costs estimates, as required by FAR 52.232-20

(b)The contractor is responsible for tracking all costs during performance, including indirect costs, and providing all required notices.
The Chart Below Shows the Indirect Ceiling Rates

Indirect Cost Pool	Provisional Billing Rate / Allocation Base	2020 Rate Ceiling NTE
Fringe	[***]% of Total Labor Dollars	[***]%
Tech. Dev. Overhead	[***]% of Tech Dev Direct Labor Dollars and Allocated Fringe Dollars	[***]%
Research Overhead	[***]% of Research Direct Labor Dollars and Allocated Fringe Dollars	[***]%
Development Overhead	[***]% of Development Direct Labor Dollars and AllocatedFringe Dollars	[***]%
G&A	[***]% of Total Cost Input	[***]%

(c)The Government is not obligated to reimburse the Contractor for costs incurred in excess of the cost established in the contract.

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Contract #75A50120C00034		Modification P00012

C. Statement of Work
Updated with Modification P000012
The contractor shall furnish all necessary services, qualified professional, technical, and administrative personnel, material, equipment and facilities as needed to perform the tasks set forth below that are not otherwise provided by the Government under the terms of this contract.

mRNA-1273 Vaccine Development (WBS 1.0)
The Contractor, Moderna, Inc. (“Moderna”) shall execute the preclinical, clinical, and chemistry, manufacturing and controls (CMC) activities required to license a vaccine against the SARS-CoV-2 virus (hereafter referred to as “mRNA-1273”). Building upon early clinical development already underway, this proposal will support the late stage development, including the demonstration of clinical efficacy and generation of a dataset supportive of licensure. Moderna will additionally evaluate the platform manufacturing capabilities relative to the needs for supply in response to a pandemic.

Program Management (WBS 1.1)
mRNA-1273 Program Management (WBS 1.1.1)
Moderna’s mRNA-1273 program team is composed of a multidisciplinary, highly matrixed, group of functional leads with experience in, and responsibility for, integrating plans and operationalizing strategies across Research, Toxicology, CMC, Regulatory Affairs, Clinical Development, and Quality. Collectively, the team has advanced ten programs to first-in-human studies within five years. The group will be led by a program lead (PL) who will oversee and coordinate the activities necessary to meet the program objective of licensure. The PL will be the point of accountability for the development and deployment of mRNA-1273. The Principal Investigator will set the strategic objectives for the program and ensure that Moderna is prepared to license a vaccine as early as the end of 2020. The Sub Principal Investigator will be responsible for ensure sufficient manufacturing capacity and production of mRNA-1273. A program management office (PMO) will be responsible for managing the cost and schedule constraints of the contract via an integrated master schedule and corresponding budget, identifying and managing program risk, and ensuring contract compliance. With the input from the mRNA-1273 project team, the PMO will be responsible for coordinating the drafting of and management to an integrated development plan. Upon execution of the contract, weekly meetings with BARDA will be held to monitor program performance and monthly and annual reports will be will delivered to BARDA for the record.

Nonclinical Toxicology (WBS 1.2)
Development and Reproductive Toxicology of mRNA-1273 (WBS 1.2.2.1)
To assess the risk of administering the vaccine to pregnant women, a complete GLP rat developmental and reproductive toxicology (DART) study is planned. Female Sprague Dawley rats will be dosed at the highest anticipated clinical dose level and include a control arm of phosphate-buffered saline (PBS). As is typical for DART evaluations for vaccines, the animals will be immunized three times prior to mating and two times during gestation. Each group will have two cohorts (one group will undergo Cesarean section with examination of the uteri and embryos; the other group will have natural delivery and will be terminated at weaning).

Nonclinical (WBS 1.3)
For the purposes of this proposal it is assumed that the VRC continues to support nonclinical activities to develop murine and non-human primate efficacy studies, and animal models to assess the potential of vaccine-enhanced disease. The scope of work below will execute additional robustness experiments in these developed models.

Assess Disease Enhancement (WBS 1.3.3.1)
The CoV spike protein expressed by the mRNA-1273 vaccine is stabilized in the prefusion conformation which should be optimal for inducing high quality antibody responses with low binding antibody to neutralizing antibody ratios. mRNA delivery and induction of CD8 T cells and Th1 CD4 T cells will avoid Th2-biased responses. The SARS-CoV-2 S protein expressed by the mRNA-1273 vaccine is stabilized in the pre-fusion conformation which should be optimal for inducing high functional antibody responses with low binding antibody to neutralizing antibody ratios, as it has been seen in RSV DS-Cav1 clinical trials and 2P-stabilized CoV S animal studies. In addition, mRNA vaccines induce Th1 skewed response as has been evident in several pre-clinical and clinical vaccine programs at Moderna, including pandemic flu and CMV (PMID 28457665, 29456015). By expressing pre-fusion SARS-CoV-2 S delivered with mRNA we should induce CD8 T cells and Th1-biased CD4 T cell responses as shown in both human, NHP, and murine studies, thus avoiding a Th2-biased response.

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Contract #75A50120C00034		Modification P00012

We plan to perform studies in mouse and NHPs to assess the theoretical risk of vaccine induced disease enhancement triggered by CoV infection following vaccination with imRNA-1273. [***].

[***].

Ralph Baric is also developing a human ACE-2 transgenic mouse model, resulting in viremia and lung pathology upon wild- type SARS-CoV-2 infection. This model should facilitate evaluation of wild-type SARS-CoV-2 virus and will also be used to evaluation protection from mRNA-1273 vaccination. This model is however still under development and data are unlikely to become available before June/July 2020.

Finally, Vincent Munster (NIH/NIAID) has developed a Rhesus macaque model of SARS-CoV infection. After challenge animals get sick but infection is not lethal. Decreased respiration and irregular breathing, weight loss, fever spike at day 1 and evidence of pneumonia are all observed. In addition, hematological evidence of disease is seen, as well as viremia and shedding in nose, throat, and rectum up to day 10. Unlike what is observed clinically a high challenge dose of virus is required, and animals recover without intervention. Animals will be immunized with limiting doses of mRNA-1273 to allow breakthrough infection and endpoints relevant for disease enhancement will be collected. Results from these challenge studies may become available by end of June 2020.

Establish a Surrogate of Protection (WBS 1.3.3.2)
The primary endpoint for accelerated approval of a SARS-CoV-2 vaccine would be a neutralization assay. This endpoint must be supported with a body of pre-clinical work that demonstrates a correlation between neutralizing titers and efficacy and that quantifies a protective serologic threshold titer using the same neutralization assay. Murine and NHP efficacy models are being developed in parallel to the Phase 1 clinical study. Building on data from these preliminary models and studies, Moderna will conduct NHP efficacy and murine passive transfer studies to confirm and refine the surrogate of protection.

Clinical (WBS 1.4)
A Phase 1 study of mRNA-1273 in 120 healthy subjects 18-55 years of age will evaluate the safety and immunogenicity of two injections (28 days apart) at four dose levels (25, 50, 100 and 250 μg). The proposed Phase 2 study will enroll n=600 healthy subjects (>18 years) to receive two injections, 28 days apart, of placebo or 50 or 100 μg mRNA-1273, at 1:1:1, age stratified (18-55 yrs; >55 yrs).

The total safety database from the mRNA-1273 Phase 1 and Phase 2 studies will be approximately 445 adult participants exposed and approximately 245 adult participants at the highest dose level. The proposed Phase 2 study (synopsis included below) is intended to support entry to subsequent Phase 3 study(ies). [***].

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Contract #75A50120C00034		Modification P00012

Phase 2 Safety and Immunogenicity Study (WBS 1.4.2.1)
Immediately following dose selection in the initial Phase 1 study the program will initiate a Phase 2 clinical study. The P201 study will confirm the safety and immunogenicity results from the open-label Phase 1, again testing a two-dose administration series 28d apart. Its assumed that 600 participants, randomized 1:1:1 active: placebo, testing a two dose levels of mRNA-1273. Enrollment will be age-stratified participants 18 year of age and above into two age cohorts. Primary objectives will include standard clinical safety evaluation with conventional safety and SARS-CoV-2-specific IgG endpoints though a neutralizing antibody assay would be preferred if available. Secondary objectives will evaluate of the specific humoral response against SARS-CoV-2 by binding and neutralizing antibody (nAb) response. Safety will be followed through 6 months post-last vaccination and primary immunogenicity endpoint will be measured at D57. The study will enroll in the US under IND. The study will assess COVID-19 as exploratory endpoint which may extend the duration of follow-up accordingly. Clinical trial assessments will include measurement of SARS-CoV-2 S-specific binding antibody and neutralizing activity in sera. This will provide an indication of vaccine-induced antibody quality and relative potency. Historically, immune-complex mediated lung pathology has been associated with a high ratio of binding to functional antibody activity. In addition, vaccine-induced T cell responses will be evaluated by peptide pool stimulation to define the pattern of cytokine production. [***]. To support the EUA, an interim clinical study synopsis will be drafted based on D57 safety and immunogenicity data.
Adolescent Study (WBS 1.4.2.3) – Updated with Mod P00012 – P203

Moderna will conduct an initial pediatric study plan (PSP) under Pediatric Research Equity Act requirements during the IND phase. A deferral will be requested for children less than 6 months of age at the time of initial BLA approval. Having demonstrated the mRNA-1273 is safe, tolerated, and effective in adults, Moderna will test the safety and immunogenicity of mRNA-1273 in a pediatric population with an aged-based step-down design.

The P203 study is a Phase 2/3, randomized, observer-blind, placebo controlled, study to evaluate the safety, reactogenicity, and effectiveness of mRNA-1273 SARS-CoV-2 vaccine in ~~3000~~ 3,740 healthy adolescents 12 to < 18 years of age. Participants will be randomly assigned to receive injections of either 100 μg of mRNA-1273 vaccine or a placebo control in a 2:1 randomization ratio. The goal of the study is to seek an indication for use of mRNA 1273 (100 μg IM, given as 2 injections, 28 days apart) in the 12 to < 18 year age group. The basis for demonstrating vaccine effectiveness is proposed to be met by serum antibody (Ab) response measured in this adolescent age group. The approach to inferring vaccine effectiveness will depend on whether or not an accepted serum Ab threshold conferring protection against COVID-19 has been established. If an Ab threshold of protection has been established, effectiveness will be inferred based on the proportion of adolescent study participants with serum Ab levels (on study Day 57) meeting or exceeding the Ab threshold. If an Ab threshold of protection has not been established, effectiveness will be inferred based on demonstrating non-inferiority of the geometric mean value of serum nAb from adolescent participants compared to the geometric mean value of serum nAb from adults enrolled in the ongoing clinical endpoint efficacy trial (Study P301).

This adolescent study will monitor all participants for a total of 12 months following the second dose of vaccine or placebo. Safety assessments will include solicited ARs (7 days post each injection), unsolicited AEs (28 days post each injection), medically attended adverse events (MAAEs), serious adverse events (SAEs), and adverse event of special interest (AESI) (pediatric MIS C) throughout the study period. Upon authorization of a vaccine in this age group, participants will be invited to cross over into an Open-Label Part B at which time they will be informed of their vaccination status and participants originally randomized to placebo will be offered mRNA-1273.

Pediatrics (WBS 1.4.2.4) – Updated with Mod P00012 – P204

mRNA-1273-P204 is a Phase 2/3, 2-part, open-label, dose-escalation, age de-escalation, randomized, observer-blind, placebo- controlled, expansion study intended to infer the effectiveness of mRNA-1273 in children aged 6 months to < 12 years. The study population will be divided into 3 age groups (6 to < 12 years, 2 to < 6 years, and 6 months to < 2 years) and up to 3 dose levels (25, 50, and 100 μg) of mRNA-1273 will be evaluated.

The study will be conducted in 2 parts. Part 1 of the study will be open label and consist of dose-escalation, age de-escalation in 1,275 participants (see Table below for the number of participants in each age group) to select the dose for each age group. Part 2 of the study will be placebo-controlled, observer-blind evaluation of the selected dose in up to 12,000 participants (up to 4,000 participants in each age group). No participants in Part 1 will participate in Part 2 of the study.

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Contract #75A50120C00034		Modification P00012

The study will begin with the oldest age group (6 to < 12 year) and age de-escalate. Each age group will begin with Part 1 and advance to Part 2. The mRNA-1273 investigational vaccine or placebo will be administered as 2 intramuscular (IM) injections, approximately 28 days apart.

The mRNA-1273 dose levels that will be evaluated in each age group in Part 1 and Part 2 of the study are given in the Table below. The 6-month to < 2 yr and the 2 to <6 year old age groups will receive the 25 μg dose level.

Age Group	Part 1			Part 2
	mRNA- 1273 25 µg	mRNA- 1273 50 µg	mRNA- 1273 100 µg	Selected Dose Level of mRNA-1273 From Part 1	Placebo
6 to < 12years		Study Arm 1(n=375)	Study Arm 2(n=375)	Study Arm 8 (n= 3,000)50 µg	Study Arm 9(n= 1,000)
2 to < 6 years	Study Arm 7(Optional) (n=75)	Study Arm 3(n=75) Study Arm 4(n=75)		Study Arm 10 (n= up to 3,000) 25 µg	Study Arm 11(n=up to 1,000)
6 months to < 2 years	Study Arm 5(n=150)	Study Arm 6(n=150)		Study Arm 12 (n= up to 3,000) 25 µg	Study Arm 13(n=up to 1,000)

The study will enroll in the US and Canada.

Phase 3 Pivotal Study (WBS 1.4.3.1) – Updated with Mod P00012 – P301

Phase 3 Pivotal Study (WBS 1.4.3.1). The Phase 3 mRNA-1273-P301 study will confirm the trends observed during the Phase 1 and 2 trials, evaluating safety and efficacy in a larger number of subjects aged 18 and above. Approximately 30,000 subjects will be enrolled according to 1:1 randomization (active: placebo). Primary objectives will be 1) to demonstrate the efficacy of mRNA-1273 to prevent COVID-19 and 2) to evaluate the safety and reactogenicity of 2 injections of the mRNA-1273 vaccine given 28 days apart. Secondary objectives will evaluate: the efficacy of mRNA-1273 to prevent severe COVID-19; the efficacy of mRNA-1273 to prevent virologically confirmed SARS-CoV-2 infection or COVID-19 regardless of symptomatology or severity; VE against a broad definition of COVID-19 disease; VE to prevent death due to COVID-19 disease; VE against all- cause mortality; the efficacy of mRNA-1273 to prevent COVID-19 after the first dose of investigational product (IP); the efficacy of mRNA-1273 to prevent COVID-19 in all study participants, regardless of evidence of prior SARS-CoV-2 infection; the efficacy of mRNA-1273 to prevent asymptomatic SARS-CoV-2 infection.

The sample size of this Phase 3 is driven by the total number of cases to demonstrate VE (mRNA-1273 vs. placebo) to prevent COVID-19. [***].

[***].

On issuance of the EUA, in agreement with the FDA and OWS, the P301 study will offer vaccine to participants that were randomized to receive placebo and the study will transition to an open label study. All 30K participants will return for a Participant Decision Visit. Participants will complete an updated ICF, a sera and NP swab sample will be collected to test for asymptomatic infection, and participants randomized to the placebo arm will be offered vaccine. After unblinding the sponsor will continue to leverage the clinical trial infrastructure. Doubling the exposed population will reduce the incidence of rare events potentially detectable with high confidence in the trial to approximately 1/10,000 or 0.01%.

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Contract #75A50120C00034		Modification P00012

In anticipation of FDA authorization of booster vaccination in September 2021, Moderna offered a booster dose of 50 μg mRNA-1273 (in Part C of the trial) to the approximately 25,000 participants in P301. Part C will facilitate the retention of study participants and is being conducted with minimal disruption to the original study. Safety and immunogenicity of the booster as well as the impact of the booster on the incidence rates of COVID-19 in the mRNA 1273 and Placebo-mRNA 1273 groups will be evaluated.

Part C Visit 1 will include an optional NP swab. Post-dosing safety calls will include passive solicitation for myocarditis and pericarditis, and myocarditis and pericarditis adjudication committee (AC) will be included. Covid-19 surveillance and case reporting/AC will continue for all. Original SOA Safety Calls post M13 (V5) to drop from monthly to every 2 months.

An interim database lock to support an sBLA will occur based on data generated from Protocol Amendment 9 that cover the addition of boosting and associated data for all eligible subjects.

Lot to Lot Consistency (WBS 1.4.3.2)

Based on FDA feedback received on 27 Aug 2020 this study is no longer required for licensure.

Regulatory (WBS 1.5)
IND Preparation and Filing (WBS 1.5.1.1)
Moderna’s Regulatory Affairs group, in close collaboration with BARDA, will work to draft a comprehensive regulatory master plan to guide the preclinical, CMC and clinical development of mRNA-1273 within the first 90 days of the contract. An original investigational new drug application (IND) will be filed with the United States Food and Drug Administration (FDA) to support the clinical development of the Moderna product from Phase 2 onwards.

IND Maintenance (WBS 1.5.1.2)
The Moderna-owned IND will be maintained to support the desired clinical development plan. As needed, meetings will be conducted to receive feedback and gain concurrence on the specifics of the development activities with the FDA. Moderna will file for Emergency Use Authorization, following the FDA guidance of EUA for COVID-19 vaccines. A product-specific VRBPAC will be held.

BLA Submission (WBS 1.5.2.1)
Moderna will submit a Biologics License Application (BLA) and seek approval for the mRNA-1273 vaccine.

CMC (WBS 1.6)
CTM Manufacture for Phase 2 (WBS 1.6.3.2)
Clinical trial materials for the P201 study will be supplied using the AMP process. The target yield of each lot is approximately [***] vials; consequently, manufacture of up to five drug product (DP) lots is expected to deliver [***] total vials. The DP will be a frozen liquid stored at [***]. The DP vials will be labeled and packaged by Moderna to support clinical testing in the US.

Process Development for Late Stage Clinical Supply (WBS 1.6.3.3) mRNA Process Development
Technical Development will confirm and optimize the process parameters for mRNA manufacture. [***].

[***].

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Contract #75A50120C00034		Modification P00012

BLA Readiness (WBS 1.6.3.8)
In support of the Biologics License Application (BLA) due to the nature of the proposed timeline, it is likely that Moderna will need to complete some of process validation activities, primarily process characterization, after the completion of process performance qualification and before BLA filing. Moderna intends to rapidly develop a robust process for clinical manufacturing and PPQ, and then fully describe the acceptable design space for the process prior to BLA filing. Other activities to support this BLA filing, such as completing raw material qualification activities; if not included in the BLA

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Contract #75A50120C00034		Modification P00012

submission, will require a supplement to the initial BLA. In the initial BLA filing Moderna will describe its control strategy to cover the gap between initial BLA filing and the BLA supplement.

Process Development for Full Commercial Scale (WBS 1.6.4.1)
The following section outlines the process development activities [***]. The goal of this work is to demonstrate the capability to produce mRNA-1273 at a scale that can support clinical demand.

[***].

Controls (Analytical and Validation) (WBS 1.6.5)

Potency Assay Development and Implementation (WBS 1.6.5.1)
[***].

Analytical Method Development and Validation (WBS 1.6.5.2)
Moderna has established a set of analytical methods that are applied to the release and stability testing of intermediates and DP. These methods are sufficient to assure the identity, strength, quality, purity and potency of the final product, and will have been qualified for use for mRNA-1273 as part of the Phase 2 CTM campaign. Robustness of product release and stability methods, structural characterization and identification of impurities to further support product specifications, product comparability assessment will continue to support Phase 3 development and licensure.

Characterization Assay Development and Implementation (WBS 1.6.5.3)
A heightened characterization panel of analytical techniques will be used to assess any process modifications and to confirm process reproducibility for both drug substance and drug product during process development and scale up. As the applicability of the methods used in the heightened panel to elucidate quality attributes of drug substance and drug product is determined, these methods may be elevated to the respective release panel.

Stability Studies (WBS 1.6.5.4)
Throughout the program, many studies will be undertaken [***]. This includes studies using development bench scale material, engineering lot material, and GMP material. This body of data will be used to apply interim and long-term shelf life to the drug product and process intermediates.